Exhibit 99.1

Rexford Industrial Acquires Nine-Building Industrial PORTFOLIO FOR $88.5 Million

- A Total of 817,166 Square Feet Located in High-Barrier Infill Markets -

  - Year-to-Date Investment Volume Totals $185.6 Million -

  - 50.3% Growth in Square Footage of Owned Portfolio Since IPO -

Los Angeles June 30, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust focused on owning and operating industrial properties located in Southern California infill markets, today announced that it has acquired a nine-property industrial portfolio, containing an aggregate of 817,166 square feet for $88.5 million, or approximately $108 per square foot.

“We are pleased to announce the acquisition of this high quality portfolio comprised of nine industrial properties in class “A” locations within our target Southern California infill markets” said Howard Schwimmer and Michael Frankel, Co-Chief Executive Officers of the Company.  “The properties are strategically located within Los Angeles County, Orange County and San Diego County with convenient access to key regional, interstate, rail, and airport infrastructure to support local and regional distribution. The portfolio is currently 87% occupied.  We plan to execute on a range of opportunities to drive occupancy while enhancing functionality, cash flow and value through strategic repositioning.”

Portfolio Summary

The properties have been institutionally owned, and offer favorable locational attributes, functionality and opportunities for value-add improvements that maximize their competitive position within each respective submarket. Eight of the nine properties are 96% leased, in aggregate. The remaining property is 40% leased, with an immediate value-add opportunity to reposition the property in order to deliver a high-demand product capable of achieving higher rents .

Collectively, the nine properties contain 24 units leased to 17 tenants with staggered lease expirations, mitigating vacancy risk.  As leases expire, select properties and units can be repositioned to increase loading and warehousing functionality, fire sprinkler capacity, among other enhancements.  In addition, the properties generally offer flexibility to convert the existing units (which range from 10,303 SF – 108,703 SF) into smaller units with dock-high loading.  The San Diego assets are currently configured with in-place but unused storefronts, existing dividing walls and restrooms, among other attributes, which will expedite and decrease the cost of a divisibility strategy.

The properties are further detailed below:

Name	SF	County	Submarket	Occupancy
Salt Lake	126,036	Los Angeles	San Gabriel Valley	100%
Valley	108,703	Los Angeles	San Gabriel Valley	100%
Hunter	119,692	Orange	North Orange County	100%
Alton	124,000	Orange	Orange County Airport	40%
9340 Cabot	86,564	San Diego	Miramar	84%
9404 Cabot	46,846	San Diego	Miramar	100%
9455 Cabot	96,840	San Diego	Miramar	84%
Distribution I	47,666	San Diego	Miramar	100%
Distribution II	60,819	San Diego	Miramar	100%
	817,166			87%

Property Information

San Gabriel Valley Submarket

Salt Lake is a 126,036 square foot industrial building located in City of Industry, California.  The property, situated on 6.62 acres, was built in 1979, and includes clear heights of 24 to 30 feet, and dock-high loading.  The property is currently 100% occupied with four tenants.

Valley is a 108,703 square foot industrial building located in Pomona, California.  The property, situated on 7.50 acres, was built in 1980, and includes clear heights of 22 feet and excess land.  The property is currently 100% occupied with one tenant.

Salt Lake and Valley are located in the San Gabriel Valley submarket of Los Angeles.  The San Gabriel Valley submarket continues to experience steadily increasing levels of demand, with nearly 1.04 million square feet of gross activity recorded, and 535,786 square feet of positive net absorption in the first quarter of 2014.  As a result of this activity, the vacancy rate in the San Gabriel Valley submarket stands at 1.8%, marking a 100 basis point decrease since the beginning of 2013.

North Orange County Submarket

Hunter is a 119,692 square foot industrial building located in Anaheim, California.  The property, situated on 6.00 acres, was built in 1987, and includes clear heights of 24 feet.  The property is currently 100% occupied with three tenants.  Hunter is located in the North Orange County submarket. The North Orange County submarket is the largest submarket in Orange County and comprises over 110 million square feet of net rentable area.  The North Orange County submarket was the most active Orange County submarket in the first quarter of 2014 with over 800,000 square feet of gross activity and 31,850 square feet of positive net absorption.  The vacancy rate within the North Orange County submarket is 2.3%.

Orange County Airport

Alton is a 124,000 square foot industrial building located in Irvine, California.  The property, situated on 5.82 acres, was built in 1974, and includes clear heights of 28 feet.  The property is currently 40% occupied with one tenant.  Alton is located in the Orange County Airport submarket, within the Irvine Business Complex.  During the first quarter of 2014, the Orange County Airport submarket had 756,708 square feet of gross activity and 158,366 square feet of positive net absorption. The vacancy rate within the Orange County Airport submarket is 2.7%.

Central San Diego Submarket

9340 Cabot is an 86,564 square foot industrial building located in San Diego, California.  The property, situated on 4.88 acres, was built in 1975/1976, and includes clear heights of 22 to 24 feet.  The property is currently 84% occupied with two tenants.

9404 Cabot is a 46,846 square foot industrial building located in San Diego, California.  The property, situated on 2.53 acres, was built in 1975/1976, and includes clear heights of 22 to 24 feet.  The property is currently 100% occupied with one tenant.

9455 Cabot is a 96,840 square foot industrial building located in San Diego, California.  The property, situated on 5.06 acres, was built in 1975/1976, and includes clear heights of 22 to 24 feet.  The property is currently 84% occupied with one tenant.

Distribution I is a 47,666 square foot industrial building located in San Diego, California.  The property, situated on 2.12 acres, was built in 1974, and includes clear heights of 27 feet.  The property is currently 100% occupied with two tenants.

Distribution II is a 60,819 square foot industrial building located in San Diego, California.  The property, situated on 3.08 acres, was built in 1983, and includes clear heights of 22 to 24 feet.  The property is currently 100% occupied with two tenants.

The Cabot, Distribution I and Distribution II properties are located within the Miramar submarket of San Diego, the County’s largest and most centrally located submarket for warehouse distribution.  The buildings benefit from convenient access to the 805, 5 and 15 freeways and are less than 15 miles away from San Diego International Airport.

The Greater San Diego County market has experienced positive net absorption for the past seven consecutive quarters, with 1.2 million square feet being absorbed in the first quarter of 2014.  The Central San Diego County submarket recorded 1,756,584 square feet of leasing activity and 554,046 square feet of positive net absorption in 2014, with a vacancy rate of 7.3% in the first quarter 2014.

About Rexford Industrial

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 85 properties with approximately 9.1 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet. Additional information about the acquisition and the properties in the portfolio can be found in a Current Report on Form 8-K that the Company expects to file today with the Securities and Exchange Commission.

For additional information, visit www.rexfordindustrial.com.

Market Data

Unless otherwise noted, all market data provided by CBRE.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes

Contact:

Investor Relations:

Stephen Swett

424 256 2153 ext 401

investorrelations@rexfordindustrial.com